Exhibit 1
JOINT FILING AGREEMENT
Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree, as of February 18, 2010, that only one statement containing the information required by Schedule 13G, and each amendment thereto, need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Zix Corporation, and such statement to which this Joint Filing Agreement is attached as Exhibit 1 is filed on behalf of each of the undersigned.

ROCKALL EMERGING MARKETS MASTER FUND LTD.
By:	Meldrum Asset Management, LLC
its Investment Manager

By:	/s/ Con Egan
Con Egan
Manager

MELDRUM ASSET MANAGEMENT, LLC
By:	/s/ Con Egan
Con Egan
Manager

CON EGAN
/s/ Con Egan

CONOR O’DRISCOLL
/s/ Conor O’Driscoll

FULVIO DOBRICH
/s/ Fulvio Dobrich